FOURTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS FOURTH AMENDMENT dated as of the last date on the signature block, to the Custody Agreement dated as of July 18, 2018, as amended (the "Agreement") is entered into by and between Mutual Fund Series Trust, an Ohio business trust (the “Trust”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties desire to amend Exhibit B of the Agreement to update the funds list and to add the following fund to its series:

AlphaCentric LifeSci Healthcare Fund

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B to the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MUTUAL FUND SERIES TRUST U.S. BANK NATIONAL ASSOCIATION

By: _/s/ Michael Schoonover_________ By: _/s/ Jeanine M. Bajczyk___________

Name: _Michael Schoonover_________ Name: _Jeanine M. Bajczyk___________

Title:_Vice President, MFST_________ Title: __Senior Vice President____________

Date: __11/15/2019___________________ Date: __11/15/2019_______________________

EXHIBIT B

to the Custody Agreement

Separate Series of the Mutual Fund Series Trust

Name of Series without bank loan custody

AlphaCentric Robotics and Automation Fund
AlphaCentric Premium Opportunity Fund
AlphaCentric Income Opportunities Fund
AlphaCentric Municipal Opportunities Fund Alphacentric Symmetry Strategy Fund AlphaCentric LifeSci Healthcare Fund
Camelot Excalibur Small Cap Income Fund
Camelot Premium Return Fund
Catalyst Dynamic Alpha Fund
Catalyst Hedged Commodity Strategy Fund
Catalyst Hedged Futures Strategy Fund
Catalyst Insider Buying Fund Catalyst Insider Income Fund
Catalyst Enhanced Core Fund
Catalyst MLP & Infrastructure Fund
Catalyst Multi-Strategy Fund
Catalyst Small-Cap Insider Buying Fund
Catalyst Buyback Strategy Fund
Catalyst/Exceed Defined Risk Fund
Catalyst/Exceed Defined Shield Fund
Catalyst Growth of Income Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst/MAP Global Balanced Fund
Catalyst/MAP Global Equity Fund
Catalyst/Millburn Hedge Strategy Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst/Stone Beach Income Opportunity Fund Catalyst Enhanced Income Strategy Fund
Catalyst Systematic Alpha Fund
Day Hagan Logix Tactical Dividend Fund
Day Hagan Tactical Allocation Fund
Empiric 2500 Fund

Eventide Gilead Fund
Eventide Dividend Opportunities Fund
Eventide Healthcare & Life Sciences Fund
Eventide Multi-Asset Income Fund
Eventide Limited-Term Bond Fund
JAG Large Cap Growth Fund

Name of Series with bank loan custody

Catalyst/CIFC Floating Rate Income Fund